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                                                                   EXHIBIT 23.10



                     [DEGOLYER AND MACNAUGHTON LETTERHEAD]


                                 June 22, 1998


Lomak Petroleum, Inc.
500 Throckmorton
Fort Worth, Texas 76102

Gentlemen:

     We hereby consent to the references to our firm in your Proxy Statement/Prospectus included in the Registration Statement on Form S-4 under the Heading "Business of Domain -- Oil and Natural Gas Reserves" on page 90 and in the "Experts" section on page 120. We also consent to the incorporation by reference of information contained in our "Appraisal Report as of December 31, 1997, of Certain Interests owned by Domain Energy Ventures Corporation," provided, however, that we are necessarily unable to verify the accuracy of the reserves and discounted present worth values contained therein because our estimates of reserves and discounted present worth have been combined with estimates of reserves and present worth prepared by other petroleum consultants.

                                        Very truly yours,

                                       /s/ DEGOLYER AND MACNAUGHTON
                                           DEGOLYER AND MACNAUGHTON